                                                                  EXHIBIT 1.A(1)



                          UNANIMOUS WRITTEN CONSENT OF
                            THE EXECUTIVE COMMITTEE
                                       OF
                      MERRILL LYNCH LIFE INSURANCE COMPANY


                 The undersigned, being all of the members of the Executive Committee of Merrill Lynch Life Insurance Company ("Company") do hereby adopt the following resolutions, by written consent, without a meeting and with full force and effect as if adopted by the unanimous affirmative vote of the Executive Committee at a duly constituted meeting:

                 RESOLVED, That, pursuant to the provisions of the Revised Code of Washington, Section 48.18A.020, the Company establish a separate account, designated the Merrill Lynch Variable Life Separate Account ("Separate Account").

                 RESOLVED, That the Separate Account be established for the purpose of providing for the assumption and issuance of individual variable life insurance contracts ("Contracts"), which shall provide that part or all of the payments and benefits will reflect the investment experience of one or more designated underlying securities.

                 RESOLVED, That the officers of the Company be authorized and empowered to take all action necessary to: (a) register the Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended;
(b) register the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; (c) apply for such exemptions from, and other orders pursuant to, the Investment Company Act of 1940 as the officers of the Company shall deem necessary or desirable;
(d) take all other action necessary or desirable to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable state and federal laws in connection with the assumption and offering of said Contracts and the operation of the Separate Account.

                 RESOLVED, That, in accordance with applicable law, the officers of the Company be authorized to allocate from the Company's general accounts to the Separate Account such amount per sub-account as the officers deem appropriate to establish such Separate Account.

                 RESOLVED, That the officers of the Company be authorized and empowered to perform all such acts and do all such things as may in their judgment and discretion be necessary or desirable to give full effect to these resolutions to enable the Company to establish the Separate Account and assume and issue variable life insurance contracts, including, without limitation: (a) the preparation and execution of service agreements, custodian agreements, underwriting agreements and such other agreements and documents respecting such Separate Account as they may deem necessary or desirable; (b) the determination of the terms and conditions of the contracts being authorized; (c) the determination of the jurisdictions in which appropriate action shall be taken to obtain the requisite qualification, registration and authorization for the sale of such Contracts as such officers may deem advisable.

                 IN WITNESS WHEREOF, the undersigned have executed this written consent this 16th day of November, 1990.

                                               /s/ JAMES ENTRINGER
                                               -------------------------
                                               James Entringer

                                               /s/ KENNETH KACZMAREK
                                               ------------------------
                                               Kenneth Kaczmarek

                                               /s/ ROBERT NEWELL
                                               ------------------------
                                               Robert Newell

                                               /s/ EDWARD PILLITTERI
                                               ------------------------
                                               Edward Pillitteri

                                               /s/ MCKAY SNOW
                                               ------------------------
                                               McKay Snow





                                     - 3 -